Exhibit 21
Schering-Plough Corporation and Subsidiaries
Subsidiaries of the Registrant As of
December 31, 2008

State or Country of
Incorporation or
Subsidiaries of Registrant	Organization
AESCA Pharma GmbH	Austria
Avondale Chemical Co. Ltd.	Ireland
Beneficiadora e Industrializadora S.A. de C.V.	Mexico
Brazil Holdings Ltd.	Bermuda
Dashtag	United Kingdom
Diosynth RTP Inc.	Delaware
Essex Chemie A.G.	Switzerland
Essex Holdings GmbH	Germany
Essex Italia S.p.A.	Italy
Essex Pharma GmbH	Germany
Fulford (India) Limited	India
Garden Insurance Company, Ltd.	Bermuda
Hydrochemie GmbH	Germany
Intervet do Brasil Veterinaria Ltda.	Brazil
Intervet Holding B.V.	Netherlands
Intervet Inc.	Delaware
Intervet International B.V.	Netherlands
Intervet International Inc.	U.S.A.
Intervet International GmbH	Germany
Intervet Mexico S.A. de C.V.	Mexico
Intervet Nederland B.V.	Netherlands
Intervet SA	France
Intervet UK Ltd.	United Kingdom
Laboratorios Intervet S.A.	Spain
N.V. Organon	Netherlands
Organon (Ireland) Ltd.	Ireland
Organon BioSciences B.V.	Netherlands
Organon BioSciences International B.V.	Netherlands
Organon BioSciences Nederland B.V.	Netherlands
Organon do Brasil Industria e Comércio Ltda.	Brazil
Organon Europe B.V.	Netherlands
Organon Holding B.V.	Netherlands
Organon Laboratories Ltd.	United Kingdom
Organon Participations B.V.	Netherlands
Organon S.A.	France
Organon USA Inc.	New Jersey
Scherico, Ltd.	Switzerland
Schering Bermuda Ltd.	Bermuda
Schering Corporation	New Jersey
Schering-Plough (Ireland) Company	Ireland
Schering-Plough (Proprietary) Limited	South Africa
Schering-Plough (Singapore) Pte. Ltd.	Singapore
Schering-Plough (Singapore) Research Pte. Ltd.	Singapore
Schering-Plough A/S	Denmark
Schering-Plough AB	Sweden
Schering-Plough Animal Health Kabushiki Kaisha	Japan
Schering-Plough B.V.	Netherlands
Schering-Plough C.A.	Venezuela
Schering-Plough Canada, Inc.	Canada
Schering-Plough Central East A.G.	Switzerland
Schering-Plough Corporation	New Jersey

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State or Country of
Incorporation or
Subsidiaries of Registrant	Organization
Schering-Plough del Caribe, Inc.	New Jersey
Schering-Plough Farma Lda.	Portugal
Schering-Plough Farmaceutica Ltda.	Brazil
Schering-Plough HealthCare Products, Inc.	Delaware
Schering-Plough Holdings (Ireland) Company	Ireland
Schering-Plough Holdings France, SAS	France
Schering-Plough Holdings Limited	United Kingdom
Schering-Plough Home Again LLC	Delaware
Schering-Plough International C.V.	Netherlands
Schering-Plough International Finance Company B.V.	Netherlands
Schering-Plough International Holdings B.V.	Netherlands
Schering-Plough International, Inc.	Delaware
Schering-Plough Investments Company GmbH	Switzerland
Schering-Plough Kabushiki Kaisha	Japan
Schering-Plough Labo N.V.	Belgium
Schering-Plough Limited	United Kingdom
Schering-Plough Ltd.	Thailand
Schering-Plough Ltd.	Switzerland
Schering-Plough N.V./S.A.	Belgium
Schering-Plough Pharmaceutical Industrial and Trading S.A.	Greece
Schering-Plough Products Caribe, Inc.	Cayman Islands
Schering-Plough Products, Inc.	Delaware
Schering-Plough Products L.L.C.	Delaware
Schering-Plough Produtos Farmacuticos Ltda.	Brazil
Schering-Plough Pty. Limited	Australia
Schering-Plough S.A.	Colombia
Schering-Plough S.A.	France
Schering-Plough S.A.	Panama
Schering-Plough S.A.	Spain
Schering-Plough S.A. de C.V.	Mexico
Schering-Plough S.p.A.	Italy
Schering-Plough Saude Animal Industria E Comercio Ltda.	Brazil
Schering-Plough Tibbi Urunler Ticaret, A.S.	Turkey
Shanghai Schering-Plough Pharmaceutical Company, Ltd.	China
SOL Limited	Bermuda
S-P Holding GmbH	Austria
Summit Property Company LLC, The	Delaware
Theriak B.V.	Netherlands
Werthenstein Chemie A.G.	Switzerland
White Laboratories, Inc.	New Jersey
Zao Organon A/O	Russian Federation
     In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of December 31, 2008.

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